Ex 21.1
VECTREN CORPORATION

Subsidiaries

Wholly Owned Subsidiaries:
Name of Entity	State of Incorporation/ Jurisdiction	Doing Business As
Vectren Utility Holdings, Inc.	Indiana
Southern Indiana Gas and Electric Company, Inc.	Indiana	Vectren Energy Delivery of Indiana, Inc.
Indiana Gas Company, Inc.	Indiana, Ohio	Vectren Energy Delivery of Indiana, Inc.
Vectren Energy Delivery of Ohio, Inc.	Ohio
Vectren Enterprises, Inc.	Indiana
Vectren Energy Services, Inc.	Indiana
Vectren Utility Services, Inc.	Indiana
Vectren Communications, Inc.	Indiana
Vectren Ventures, Inc.	Indiana
Vectren Financial Group, Inc.	Indiana
Vectren Energy Marketing and Services, Inc.	Indiana
Vectren Energy Retail, Inc.	Indiana
Energy Systems Group, Inc.	Indiana
Vectren Environmental Services, Inc.
Vectren Fuels, Inc.	Indiana
Vectren Broadband, Inc.	Indiana
Vectren Communications Services, Inc.	Indiana
Southern Indiana Properties, Inc.	Indiana
Vectren Synfuels, Inc.	Indiana
Energy Realty, Inc.	Indiana
Energy Systems Group, LLC	Indiana
Vectren Retail, LLC	Indiana, Ohio	Vectren Source
Vectren Capital Corp.	Indiana
Vectren Aero, LLC	Indiana

Less than Wholly Owned Subsidiaries:
Name of Entity	State of Incorporation/ Jurisdiction	Doing Business As
ProLiance Energy, LLC	Indiana
Reliant Services, LLC	Indiana
Haddington Energy Partners, LP	Delaware
Haddington Energy Partners II, LP	Delaware
Pace Carbon Synfuels, LP	Delaware